EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Deborah A. Eppstein, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Form 10-Q of Q Therapeutics, Inc. for the quarter ended March 31, 2014, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Form 10-Q fairly presents in all material respects, the financial condition and results of operations of Q Therapeutics, Inc.

Date: May 15, 2014	By:	/s/ DEBORAH A. EPPSTEIN
Deborah A. Eppstein, PhD
Chief Executive Officer, President
(Principal Executive Officer)

I, Steven J. Borst, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Form 10-Q of Q Therapeutics, Inc. for the quarter ended March 31, 2014, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Form 10-Q fairly presents in all material respects, the financial condition and results of operations of Q Therapeutics, Inc.

Date: May 15, 2014	By:	/s/ STEVEN J. BORST
Steven J. Borst
Chief Financial Officer, VP Corporate Development
(Principal Financial and Accounting Officer)

*	This certification shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, nor shall it be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934.